Exhibit 10.1

Addendum No. 2 – Conversion of Stock Options into Issued Shares and

Strategic Partnership Strengthening (Pipeline Optimization)

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23rd March 2026

In Seville, on 23rd March 2026

Between:

(i) BLACKBERRY AIF, S.L., a company duly incorporated under the laws of Spain, with registered office at C/ Virgen de Luján nº 48, ground floor right, 41011 Seville, Spain (hereinafter, “BAIF”);

(ii) EDGEMODE, INC., a corporation incorporated under the laws of the State of Nevada, United States of America (hereinafter, “EDGM”);

and

(iii) DC ESTATE SOLUTIONS CAYMAN LIMITED, a company incorporated under the laws of the Cayman Islands (hereinafter, “DC Cayman”).

BAIF, EDGM and DC Cayman may be referred to collectively as the “Parties” and individually as a “Party.”

1. REFERENCE TO EXISTING AGREEMENTS

The Parties acknowledge that:

1.	On January 22, 2026, the Parties entered into the Joint Venture Agreement for AI Data Centers Projects (the “Original JVA”), which governs their relationship for the joint development of artificial intelligence data center projects.
2.	On January 27, 2026, the Parties executed an Addendum to the Original JVA (the “First Addendum”), through which additional projects were incorporated and additional incentives were granted to BAIF.
3.	Pursuant to the Original JVA and the First Addendum, EDGM granted to BAIF stock options to acquire a total of 400,000,000 ordinary shares of EDGM.
4.	The Parties now wish to simplify the compensation structure previously agreed, replacing such stock options with fully issued and paid ordinary shares of EDGM, and to reaffirm their intention to continue expanding their strategic relationship in the development of future data center projects.

Accordingly, the Parties agree to enter into this Addendum No. 2.

2. PURPOSE OF THIS ADDENDUM

The purpose of this Addendum is to:

a) Convert the stock options previously granted to BAIF into issued ordinary shares of EDGM;

b) Simplify the compensation structure agreed between the Parties; and

c) Reaffirm the intention of the Parties to continue jointly developing future data center projects within the framework of the Original JVA.

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3. CONVERSION OF STOCK OPTIONS INTO ISSUED SHARES

EDGM hereby agrees that the 400,000,000 (four hundred million) stock options previously granted to BAIF under the Original JVA and the First Addendum shall be fully cancelled and replaced by the direct issuance of 400,000,000 (four hundred million) ordinary shares of EDGM.

Such shares shall be issued:

•	fully paid and non-assessable,
•	with no exercise price or payment obligation required from BAIF, and
•	with the same economic and voting rights as all other ordinary shares of EDGM.

This conversion fully replaces any rights previously arising from the stock options granted to BAIF.

4. ISSUANCE AND DELIVERY OF SHARES

a)	EDGM undertakes to issue the 400,000,000 (four hundred million) ordinary shares referred to in Clause 3 within a maximum period of ten (10) days from the execution date of this Addendum.

In the event that such issuance is not completed within the above-mentioned period:

(i) this Addendum shall automatically terminate, and all rights and conditions previously existing under the Original JVA and the First Addendum shall be fully reinstated, including, without limitation, the validity and enforceability of the stock options originally granted to BAIF; and

(ii) in the event that such stock options are not fully and effectively reinstated, BAIF shall be entitled to exercise the protection mechanisms, enforcement rights and equity reversion mechanisms set forth in the Original JVA and the First Addendum, including the recovery of control over the corresponding SPVs.

Such issuance shall be valid, effective and fully enforceable under applicable law.

b) Register such shares in the name of EMM INTERNATIONAL INVESTMENT LTD, or in the name of any entity designated in writing by BAIF;

c) Ensure that such shares are issued free and clear of any liens, encumbrances or restrictions, except those arising under applicable law or the rules of the market where EDGM may be listed or traded.

The issued shares shall grant the holder full economic and voting rights in EDGM in accordance with applicable law.

5. CONTINUATION AND EXPANSION OF THE STRATEGIC RELATIONSHIP

As part of the agreement reached in this Addendum, the Parties confirm their intention to continue expanding their strategic relationship, including the potential incorporation of future artificial intelligence data center projects or other digital infrastructure projects.

The incorporation of such future projects shall be carried out, where applicable, through additional agreements between the Parties within the framework of the Original JVA and its subsequent addenda.

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6. SCOPE OF PROJECTS

6.1 Preservation of Monthly Payment Obligations

The Parties expressly acknowledge and confirm that:

a) the monthly payment obligation of USD 125,000 established under the Original JVA remains fully valid, binding and enforceable in accordance with its terms; and

b) the additional monthly payment obligation of USD 100,000 established under the First Addendum, payable from May 1, 2026, remains equally fully valid, binding and enforceable in accordance with its terms.

The Parties further acknowledge that the additional pipeline originally incorporated under the First Addendum, which amounted to a total of 2,050 MW, has been replaced and enhanced by an updated pipeline totaling 2,850 MW. Making the total capacity under development in Spain 4,350 MW.

Accordingly, the Parties expressly recognize that the total capacity of the updated pipeline exceeds the originally contemplated pipeline by 800 MW, thereby maintaining and strengthening the economic and strategic balance that formed the basis for the additional monthly compensation agreed in favor of BAIF.

For all these reasons, as well as any substitution, expansion, optimization or reconfiguration of the pipeline that maintains or increases the total previously contemplated capacity, such changes shall in no event constitute grounds for EDGM or DC Cayman to withhold, defer, suspend, offset, renegotiate or terminate the payment of the USD 125,000 monthly amount under the Original JVA and the additional USD 100,000 monthly amount under the First Addendum and shall be independent from the specific composition of the project pipeline.

7. CONTINUATION OF EXISTING AGREEMENTS

Except as expressly modified by this Addendum:

•	all provisions of the Original JVA and the First Addendum remain fully valid and binding, and
•	shall continue to apply between the Parties.

This Addendum shall be interpreted together with those agreements as part of a single contractual framework.

7. GOVERNING LAW AND DISPUTE RESOLUTION

This Addendum shall be governed by the same governing law and dispute resolution mechanisms established in the Original JVA.

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8. SIGNATURES

In witness whereof, the Parties, through their duly authorized representatives, execute this Addendum on the date and place indicated above.

FOR BAIF

/s/ Jose Mora

Name: Jose Mora
Title: CEO
Date:23rd March 2026

FOR EDGEMODE, INC.

/s/ Simon Wajcenberg

Name: Simon Wajcenberg
Title: CFO
Date: 23rd March 2026

FOR DC ESTATE SOLUTIONS CAYMAN LIMITED

/s/ Simon Wajcenberg

Name: Simon Wajcenberg
Title: CFO
Date: 23rd March 2026

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